Exhibit 99.1

American Software Reports Preliminary Fourth Quarter and Fiscal Year 2013 Results

ATLANTA--(BUSINESS WIRE)--June 20, 2013--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the fourth quarter of fiscal 2013 and the fiscal year ended April 30, 2013. The Company has delivered 49 consecutive quarters of profitability.

Key fourth quarter financial metrics:

  Total revenues for the quarter ended April 30, 2013 were $25.2 million, a decrease of 10% over the comparable period last year.
  Software license fee revenues for the quarter ended April 30, 2013 were $5.7 million, a decrease of 22% over the same period last year.
  Services and other revenues for the quarter ended April 30, 2013 were $11.0 million compared to $12.3 million for the same period last year, a decrease of 11%.
  Maintenance revenues for the quarter ended April 30, 2013 were $8.6 million compared to $8.4 million, an increase of 3% over the same period last year.
  Operating earnings for the quarter ended April 30, 2013 were $3.5 million, a decrease of 23% compared to the same period last year.
  GAAP net earnings for the quarter ended April 30, 2013 were $3.1 million or $0.11 per fully diluted share, a decrease of 12% over the same period last year.
  Adjusted net earnings for the quarter ended April 30, 2013, which excludes stock-based compensation expense and amortization of acquisition-related intangibles, were $3.4 million or $0.12 per fully diluted share compared to $3.8 million or $0.14 per fully diluted share for the same period last year, which also excluded stock-based compensation expense and amortization of acquisition-related intangibles.
  Adjusted EBITDA was $4.9 million for the quarter ended April 30, 2013 compared to $6.0 million for the quarter ended April 30, 2012. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

Key fiscal year 2013 financial metrics:

  Total revenues for the twelve months ended April 30, 2013 were $100.5 million, a 2% decrease over the comparable period last year.
  Software license fees for the twelve-month period were $21.2 million, a 24% decrease compared to the same period last year.
  Services and other revenues were $45.3 million, a 7% increase compared to the same period last year.
  Maintenance revenues were $34.0 million, a 5% increase over the comparable period last year.
  For the twelve months ended April 30, 2013, the Company reported operating earnings of approximately $13.8 million, a 15% decrease over the same period last year.
  GAAP net earnings were approximately $10.4 million or $0.38 per fully diluted share for the twelve months ended April 30, 2013, a 8% decrease compared to $11.3 million or $0.42 per fully diluted share for the same period last year.
  Adjusted net earnings for the twelve months ended April 30, 2013, which excludes stock-based compensation expenses and acquisition-related amortization of intangibles, were $11.7 million or $0.42 per fully diluted share, compared to $12.5 million or $0.46 per fully diluted share for the same period last year, which also excluded stock-based compensation expenses and acquisition-related amortization of intangibles.
  Adjusted EBITDA decreased 11% to $19.4 million for the twelve months ended April 30, 2013, from $21.8 million for the twelve months ended April 30, 2012. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

The Company is including EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with no debt and with cash and investments of approximately $66.4 million as of April 30, 2013. During fiscal 2013, the Company paid approximately $15.5 million in dividends and repurchased 96,152 shares of its common stock at an average cost of $7.89 per share. The authorized stock repurchase program has a remaining balance of 1,090,138 shares.

“Despite the economic headwinds which continued during the fourth quarter, we grew sequential revenues and earnings, and delivered our best quarterly net income of fiscal year 2013,” stated Mike Edenfield, president and CEO of American Software. “To succeed in an economy shaped by uncertain demand and rapid market changes, companies must be able to sense these shifts and adapt quickly. The supply chain is seen as a key enabler of this flexibility. Our portfolio of solutions help our customers boost agility, optimize inventory investments and synchronize demand and supply. With greater visibility and reduced supply chain costs, our customers have better information and greater confidence to respond effectively to dynamic market conditions.”

“For fiscal year 2013, we welcomed 68 new customers, signed license agreements with customers in 25 countries and continued our aggressive investment in research and development and expanding our global presence,” continued Edenfield. “With 49 consecutive quarters of profitability combined with consistent growth in our global customer base, American Software is well positioned with a robust portfolio of innovative enterprise application solutions and deep supply chain management expertise.”

Additional highlights for the fourth quarter of fiscal 2013 include:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the fourth quarter include: 3M Australia, Ballet Jewels, Cytec Surface Specialties S.A., Gay Lea Foods Co-operative, Glen Raven, Haddon House Food Products, Maidenform, Jay Franco and Sons, Oceana Brands, Polaris Industries, Rocky Brands, Ruko, Unifirst Corp., VF Services, and Zimmer K.K.
  During the quarter, software license agreements were signed with customers located in the following 14 countries: Australia, Belgium, Brazil, Canada, Colombia, Denmark, Italy, Japan, Mexico, Nicaragua, South Africa, Sweden, the United Kingdom and the United States.
  Logility, a wholly-owned subsidiary of the Company, and Deloitte delivered a live webcast entitled “The Practical Approach to S&OP,” sharing step-by-step best practices for pursuing sales and operations planning (S&OP) excellence. The event highlighted the three principles for success: make it easy to implement, easy to execute and easy to sustain.
  Logility presented three sessions at the annual INFORMS Conference on Business Analytics & Operations Research to bring multi-echelon inventory optimization (MEIO) to the forefront of the event. Sean Willems, PhD, associate professor, Operations Management, Boston University School of Management and chief scientist at Logility presented “A Guide for Multi-Echelon Inventory Optimization Projects: Lowering Inventory while Improving Service Levels;” Chris Russell, vice president at Logility led the session “The Journey to the Top of Multi-Echelon Inventory Optimization Maturity Curve;” and Jeff Pittman, senior business consultant with Logility headed the workshop “Inventory Optimization and Supply Chain.” Additionally, Logility customer Moen presented, “Multi-Echelon Inventory Optimization Helps Moen with Inventory Rebalancing.”
  NGC Software, a wholly-owned subsidiary of the Company, announced apparel producer Century Place implemented the latest version of its fashion enterprise resource planning (ERP) system. Century Place, a long-time customer of NGC, is now able to take advantage of more flexible reporting, the ability to easily drill down into the data, as well as improved order entry.

Company & Technology

  Logility president and CEO Mike Edenfield and NGC Software president of sales, marketing and R&D Mark Burstein were each named by the editorial staff of Supply & Demand Chain Executive as 2013 Supply Chain Pros to Know. The award recognizes individuals who have made a significant impact on the industry and helped prepare businesses for the supply chain opportunities and challenges ahead
  The readers of Consumer Goods Technology magazine recognized Logility for the 13th consecutive year as a top supply chain planning management solutions provider. The Reader’s Choice Award is based on a survey of more than 150 consumer goods companies and IT executives to identify the solutions and providers they value most based on capabilities and satisfaction.
  The Technology Association of Georgia (TAG) named Logility one of Georgia’s Top 40 most innovative companies. The annual award recognized Georgia-based technology companies for their innovation, financial impact and efforts to spread the awareness of Georgia’s technology initiatives throughout the U.S. and globally.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative solutions to optimize the supply chain. Logility Voyager Solutions™ is a complete supply chain management solution suite that features a performance monitoring architecture and provides supply chain visibility; demand, inventory and replenishment planning; sales and operations planning (S&OP); supply and inventory optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Logility customers include Fender Musical Instruments, Hewlett-Packard, Parker Hannifin, Sigma-Aldrich, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Demand Management serves customers such as Avery Dennison Corporation, Lonely Planet and Trek Bicycle. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, FGL Group, Spanx, Athletica, Marchon Eyewear, and Swatfame. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc., Demand Solutions is a registered trademark of Demand Management, Inc., and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc.. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2013	2012	Pct Chg.	2013	2012	Pct Chg.
Revenues:
License	$5,672	$7,287	(22%)	$21,184	$27,826	(24%)
Services & other	10,952	12,289	(11%)	45,323	42,380	7%
Maintenance	8,590	8,356	3%	33,960	32,430	5%
Total Revenues	25,214	27,932	(10%)	100,467	102,636	(2%)

Cost of Revenues:
License	1,417	1,673	(15%)	6,026	7,142	(16%)
Services & other	7,751	8,719	(11%)	31,870	31,101	2%
Maintenance	1,861	2,073	(10%)	7,664	7,597	1%
Total Cost of Revenues	11,029	12,465	(12%)	45,560	45,840	(1%)
Gross Margin	14,185	15,467	(8%)	54,907	56,796	(3%)
Operating expenses:
Research and development	3,035	3,023	0%	12,300	10,957	12%
Less: capitalized development	(771)	(777)	(1%)	(3,418)	(2,731)	25%
Sales and marketing	5,203	5,160	1%	19,829	18,797	5%
General and administrative	3,056	3,344	(9%)	11,695	12,832	(9%)
Provision for doubtful accounts	-	21	nm	216	238	(9%)
Amortization of acquisition-related intangibles	126	131	(4%)	501	535	(6%)

Total Operating Expenses	10,649	10,902	(2%)	41,123	40,628	1%
Operating Earnings	3,536	4,565	(23%)	13,784	16,168	(15%)
Interest Income & Other, Net	702	529	33%	1,741	1,103	58%
Earnings Before Income Taxes	4,238	5,094	(17%)	15,525	17,271	(10%)
Income Tax Expense	1,160	1,612	(28%)	5,114	5,928	(14%)
Net Earnings	$3,078	$3,482	(12%)	$10,411	$11,343	(8%)
Earnings per common share: (1)
Basic	$0.11	$0.13	(15%)	$0.38	$0.43	(12%)
Diluted	$0.11	$0.13	(15%)	$0.38	$0.42	(10%)

Weighted average number of common shares outstanding:
Basic	27,277	26,905		27,173	26,455
Diluted	27,719	27,504		27,629	27,098

nm- not meaningful
AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2013	2012	Pct Chg.	2013	2012	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$3,078	$3,482	(12%)	$10,411	$11,343	(8%)
Income tax expense	1,160	1,612	(28%)	5,114	5,928	(14%)
Interest Income & Other, Net	(702)	(529)	33%	(1,741)	(1,103)	58%
Amortization of intangibles	769	775	(1%)	3,077	3,119	(1%)
Depreciation	266	279	(5%)	1,076	1,183	(9%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	4,571	5,619	(19%)	17,937	20,470	(12%)

Stock-based compensation	359	355	1%	1,476	1,287	15%
Adjusted EBITDA	$4,930	$5,974	(17%)	$19,413	$21,757	(11%)

EBITDA , as a percentage of revenue	18%	20%		18%	20%

Adjusted EBITDA , as a percentage of revenue	20%	21%		19%	21%

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
	2013	2012	Pct Chg.	2013	2012	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$3,078	$3,482	(12%)	$10,411	$11,343	(8%)
Amortization of acquisition-related intangibles (2)	92	90	2%	336	351	(4%)
Stock-based compensation (2)	261	243	7%	990	845	17%
Adjusted Net Earnings	$3,431	$3,815	(10%)	$11,737	$12,539	(6%)

Adjusted non-GAAP diluted earnings per share	$0.12	$0.14	(14%)	$0.42	$0.46	(9%)

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.11 and $0.38 for the three and twelve months ended April 30, 2013, respectively. Diluted per share for Class B shares under the two-class method are $0.13 and $0.43 for the three and twelve months ended April 30, 2012, respectively.

(2) - Tax affected using the effective tax rate for the three and twelve months period ended April 30, 2013 and 2012.

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	April 30,	April 30,
	2013	2012

Cash and Short-term Investments	$59,766	$59,362
Accounts Receivable:
Billed	13,179	15,205
Unbilled	3,741	4,607
Total Accounts Receivable, net	16,920	19,812
Prepaids & Other	3,162	3,184
Deferred Tax Asset	-	34
Current Assets	79,848	82,392

Investments - Non-current	6,658	7,508

PP&E, net	4,482	4,912
Capitalized Software, net	8,708	7,791
Goodwill	12,601	12,601
Other Intangibles, net	687	1,263
Other Non-current Assets	86	86
Total Assets	$113,070	$116,553

Accounts Payable	$1,207	$1,042
Accrued Compensation and Related costs	2,961	5,169
Dividend Payable	-	2,433
Other Current Liabilities	2,969	4,198
Deferred Tax Liability - Current	332	-
Deferred Revenues	21,291	19,441
Current Liabilities	28,760	32,283

Deferred Tax Liability - Long term	1,066	1,240

Shareholders' Equity	83,244	83,030

Total Liabilities & Shareholders' Equity	$113,070	$116,553

CONTACT:
American Software, Inc.
Financial Information Press Contact:
Vincent C. Klinges, 404-264-5477
Chief Financial Officer